Exhibit 7.1



                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the Amendment No. 4 to Statement on
Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1 is filed on behalf of each of us.

Date:    March 13, 1998

                                  Gold & Appel Transfer, S.A., a British Virgin Islands corporation



                                  By       /s/ Walt Anderson
                                           _____________________________________
                                           Walt Anderson, Attorney-in-Fact for
                                           Gold & Appel Transfer, S.A.


                                  /s/ Walt Anderson
                                  ______________________________________________
                                  Walt Anderson


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